The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Securities until the pricing supplement, the accompanying product supplement and the accompanying prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Securities and we are not soliciting offers to buy these Securities in any state where the offer or sale is not permitted.

Subject to Completion

Amendment No. 1 Dated August 20, 2020†

to the PRELIMINARY PRICING SUPPLEMENT

Dated August 20, 2020

Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-225551

(To Prospectus dated October 31, 2018

and Product Supplement dated October 31, 2018)

UBS AG $• Capped Contingent Absolute Return Buffer GEARS

Linked to an Unequally-Weighted Basket of Selected Equities due August 24, 2023

Investment Description

UBS AG Capped Contingent Absolute Return Buffer GEARS (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS” or the “issuer”) linked to the performance of an unequally-weighted basket (the “underlying basket”) consisting of 20 selected equity securities (each, a “basket asset”, together the “basket assets”), as specified herein under “Preliminary Terms — Underlying Basket”. The amount you receive at maturity will be based on the direction and percentage change in the level of the underlying basket from the strike date to the final valuation date (the “basket return”) and whether the basket closing level of the underlying basket on the final valuation date (the “final basket level”) is less than the downside threshold. If the basket return is positive, at maturity UBS will pay you a cash payment per Security equal to the principal amount plus a percentage return equal to the lesser of (a) the basket return multiplied by the upside gearing and (b) the maximum gain. If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity, UBS will pay you a cash payment per Security equal to the principal amount plus a return equal to the product of (i) the absolute value of the basket return (the “absolute basket return”) multiplied by (ii) the downside participation rate, which is less than 1.0. If, however, the final basket level is less than the downside threshold, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the percentage that the final basket level is less than the initial basket level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or almost all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑	Enhanced Exposure to Positive Basket Return up to the Maximum Gain: At maturity, the Securities provide exposure to any positive basket return multiplied by the upside gearing, up to the maximum gain.
❑	Leveraged Absolute Basket Return at Maturity with Buffered Downside Market Exposure: If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, at maturity, UBS will pay you a cash payment per Security equal to the principal amount plus the product of (i) the absolute basket return multiplied by (ii) the downside participation rate, which is less than 1.0. If, however, the basket return is negative and the final basket level is less than the downside threshold, at maturity UBS will pay you a cash payment per Security that is less than the principal amount, resulting in a percentage loss on your initial investment equal to the percentage that the final basket level is less than the initial basket level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Strike Date	August 19, 2020
Trade Date	August 20, 2020
Settlement Date	August 24, 2020
Final Valuation Date*	August 21, 2023
Maturity Date*	August 24, 2023
*	Subject to postponement in the event of a market disruption event, as described in the accompanying product supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Securities at maturity, and the Securities have downside market risk similar to that of an investment in the underlying basket or the basket assets, subject to the buffer. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 4 and under “Risk Factors” beginning on page PS-9 of the accompanying product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or almost all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

These terms relate to the Securities. Information about the underlying basket and the basket assets is specified under “Preliminary Terms — Underlying Basket” herein and described in more detail under “Information About the Underlying Basket and the Basket Assets” herein. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity per Security”. The initial basket level was set to 100.00 on, and the initial asset level of each basket asset is its closing level on, the strike date and not on the trade date, and the remaining terms of the Securities were also set as of the strike date.

Underlying Basket	Basket Weighting	Maximum Gain	Maximum Payment at Maturity per Security	Upside Gearing	Initial Basket Level	Downside Participation Rate	Downside Threshold	Buffer	CUSIP	ISIN
An Unequally-Weighted Basket of 20 Selected Equities (see page 2 for further details)	See page 2	44.00%	$1,440.00	2.00	100.00	0.50	85.00, which is 85.00% of the Initial Basket Level	15%	90276BGC1	US90276BGC19

The estimated initial value of the Securities as of the trade date is expected to be between $939.60 and $969.60. The range of the estimated initial value of the Securities was determined on the date hereof by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “Key Risks — Limited or no secondary market and secondary market price considerations” on page 5 herein.

See “Additional Information about UBS and the Securities” on page ii. The Securities will have the terms specified in the accompanying product supplement relating to the Securities, dated October 31, 2018, the accompanying prospectus and this document.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this document, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount (1)		Proceeds to UBS AG(1)
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to an Unequally-Weighted Basket of Selected Equities	$•	$1,000.00	$•	Up to $3.50	$•	At least $996.50

(1) Our affiliate, UBS Securities LLC, will receive an underwriting discount of up to $3.50 per principal amount for each Security sold in this offering. UBS Securities LLC intends to re-allow the full amount of this discount to one or more third-party dealers. Certain of such third-party dealers may resell the Securities to other securities dealers at the issue price to the public less an underwriting discount of up to the underwriting discount indicated in the above table. The per Security proceeds to UBS AG indicated above represent the minimum per Security proceeds depending on the underwriting discount actually applicable to the Securities. The underwriting discount per Security is variable and will fluctuate depending on market conditions at the time UBS AG establishes its hedge on or prior to the trade date. The total underwriting discount and proceeds to UBS AG, which will be disclosed in the final pricing supplement, will reflect the total amount of the underwriting discount.

† This amended preliminary pricing supplement amends, restates and supersedes in its entirety the related preliminary pricing supplement dated August 20, 2020. We refer to this amended preliminary pricing supplement as the pricing supplement.

UBS Securities LLC	UBS Investment Bank

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities), with the Securities and Exchange Commission (the "SEC"), for the Securities to which this document relates. Before you invest, you should read these documents and any other documents relating to the Securities that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Market-Linked Securities product supplement dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000091412118002085/ub47016353-424b2.htm
♦	Prospectus dated October 31, 2018: http://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and references to “Securities” refer to the Capped Contingent Absolute Return Buffer GEARS that are offered hereby, unless the context otherwise requires. Also, references to the “accompanying product supplement” mean the UBS product supplement, dated October 31, 2018 and references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated October 31, 2018.

This document, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including all other prior pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors with respect to an investment in the Securities.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, the accompanying product supplement and this document, the following hierarchy will govern: first, this document; second, the accompanying product supplement and last, the accompanying prospectus.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

This amended and restated preliminary pricing supplement amends, restates and supersedes the preliminary pricing supplement related hereto dated August 20, 2020 in its entirety.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of almost all of your initial investment.
♦	You can tolerate a loss of some or almost all of your initial investment and are willing to make an investment that has downside market risk similar to that of an investment in the underlying basket or the basket assets, subject to the buffer.
♦	You believe that the level of the underlying basket will appreciate over the term of the Securities and that the percentage of appreciation, when multiplied by the upside gearing, is unlikely to exceed the maximum gain indicated on the cover hereof, or you believe that the level of the underlying basket will decline and that the final basket level will be equal to or greater than the downside threshold.
♦	You understand and accept that your potential return from any increase in the level of the underlying basket is limited to the maximum gain and you would be willing to invest in the Securities based on the maximum gain indicated on the cover hereof.
♦	You understand and accept that if the final basket level is less than the initial basket level and equal to or greater than the downside threshold, your potential return is limited by the downside participation rate, which is less than 1.0, and the downside threshold.
♦	You are willing to invest in the Securities based on the downside participation rate, downside threshold, buffer and upside gearing indicated on the cover hereof.
♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket and the basket assets.
♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the basket assets.
♦	You understand and are willing to accept the risks associated with the underlying basket and the basket assets.
♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.
♦	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of almost all of your initial investment.
♦	You require an investment designed to provide a full return of principal at maturity.
♦	You cannot tolerate a loss of some or almost all of your initial investment or you are unwilling to make an investment that has downside market risk similar to that of an investment in the underlying basket or the basket assets, subject to the buffer.
♦	You believe that the level of the underlying basket will decline during the term of the Securities and that the final basket level is likely to be less than the downside threshold on the final valuation date, or you believe that the level of the underlying basket will appreciate over the term of the Securities and the percentage of appreciation, when multiplied by the upside gearing, is likely to exceed the maximum gain indicated on the cover hereof.
♦	You seek an investment that has unlimited return potential without a cap on appreciation, or you would be unwilling to invest in the Securities based on the maximum gain or downside participation rate indicated on the cover hereof.
♦	You are unwilling to invest in the Securities based on the downside threshold, buffer or upside gearing indicated on the cover hereof.
♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying basket or the basket assets.
♦	You seek current income from your investment or prefer to receive any dividends paid on the basket assets.
♦	You do not understand or are not willing to accept the risks associated with the underlying basket or the basket assets.
♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.
♦	You are not willing to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should review “Information About the Underlying Basket and the Basket Assets” herein for more information on the underlying basket and the basket assets. You should also review “Key Risks” herein and the more detailed “Risk Factors” in the accompanying product supplement for risks related to an investment in the Securities.

1

Preliminary Terms

Issuer	UBS AG London Branch
Principal Amount	$1,000 per Security
Term	Approximately 3 years.
Underlying Basket	The following table lists the basket assets and their corresponding Bloomberg tickers, basket weightings and initial asset levels.
	Basket Asset	Bloomberg Ticker	Basket Weighting	Initial Asset Level(1)
	FedEx Corporation	FDX	10.00%	$207.88
	United Parcel Service, Inc.	UPS	10.00%	$160.34
	CSX Corporation	CSX	8.00%	$74.05
	Kansas City Southern	KSU	8.00%	$180.75
	Norfolk Southern Corporation	NSC	8.00%	$205.40
	Union Pacific Corporation	UNP	8.00%	$190.95
	Ryder System, Inc.	R	5.00%	$39.57
	C.H. Robinson Worldwide, Inc.	CHRW	4.00%	$95.43
	Expeditors International of Washington, Inc.	EXPD	4.00%	$87.17
	J.B. Hunt Transport Services, Inc.	JBHT	4.00%	$138.27
	Kirby Corporation	KEX	4.00%	$43.76
	Landstar System, Inc.	LSTR	4.00%	$130.44
	Matson, Inc.	MATX	4.00%	$40.47
	XPO Logistics, Inc.	XPO	4.00%	$83.64
	American Airlines Group Inc.	AAL	3.00%	$12.68
	Delta Air Lines, Inc.	DAL	3.00%	$27.67
	Southwest Airlines Co.	LUV	3.00%	$34.27
	Alaska Air Group, Inc.	ALK	2.00%	$35.85
	JetBlue Airways Corporation	JBLU	2.00%	$10.98
	United Airlines Holdings, Inc.	UAL	2.00%	$34.44
	(1) With respect to each basket asset, the closing asset level for such basket asset on the strike date and not its closing asset level on the trade date, as determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.
Maximum Gain	44.00%
Maximum Payment at Maturity (per Security)	$1,440.00
Upside Gearing	2.00
Buffer	15%
Downside Participation Rate	0.50
Payment at Maturity (per Security)	If the basket return is positive, UBS will pay you an amount in cash equal to:

$1,000 × (1 + the lesser of (a) Basket Return × Upside Gearing and (b) Maximum Gain)

In this scenario, the percentage return on your initial investment will be limited to the Maximum Gain of 44.00%, corresponding to the Maximum Payment at Maturity of $1,440.00 per Security.

If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you an amount in cash equal to:

$1,000 × [1 + (Absolute Basket Return x Downside Participation Rate)]

In this scenario, due to the downside threshold and downside participation rate, the percentage return on your initial investment will be capped at 7.50% and the corresponding maximum payment at maturity will be $1,075.00 per Security.

If the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you an amount in cash that is less than your principal amount equal to:

$1,000 x [1 + (Basket Return + Buffer)]

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the final basket level is less than the initial basket level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

Basket Return	The quotient, expressed as a percentage, of the following formula: Final Basket Level – Initial Basket Level Initial Basket Level
Absolute Basket Return	The absolute value of the basket return. For example, if the basket return is -5%, the absolute value of the basket return will be equal to 5%.
Initial Basket Level(2)(3)	100.00
Final Basket Level(3)	The basket closing level on the final valuation date.
Downside Threshold(3)	A specified level of the underlying basket that is less than the initial basket level, equal to a percentage of the initial basket level, as indicated on the cover hereof.
Basket Closing Level(3)	On any day, the basket closing level will be calculated as follows: 100 x [1 + (the sum of each basket asset return multiplied by its basket weighting)]
Basket Asset Return	On any day, with respect to each basket asset, the quotient, expressed as a percentage, of the following formula: Closing Asset Level – Initial Asset Level Initial Asset Level
Closing Asset Level(3)	With respect to each basket asset, the closing level for such basket asset on the applicable date of observation.

(2) The initial basket level was set to 100.00 on the strike date.

(3) As determined by the calculation agent and as may be adjusted in the case of certain adjustment events as described under “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.

2

Investment Timeline

Strike Date	The initial asset level of each basket asset is observed, and the initial basket level and the final terms of the Securities are set.
¯
Maturity Date

The closing asset level for each basket asset is observed on the final valuation date and each basket asset return and the basket return are calculated.

If the basket return is positive, UBS will pay you an amount in cash per Security equal to:

$1,000 × (1 + the lesser of (a) Basket Return × Upside Gearing and (b) Maximum Gain)

In this scenario, the percentage return on your initial investment will be limited to the Maximum Gain of 44.00%, corresponding to the Maximum Payment at Maturity of $1,440.00 per Security.

If the basket return is zero or negative and the final basket level is equal to or greater than the downside threshold, UBS will pay you an amount in cash per Security equal to:

$1,000 × [1 + (Absolute Basket Return x Downside Participation Rate)]

In this scenario, due to the downside threshold and downside participation rate, the percentage return on your initial investment will be effectively capped at 7.50% and the corresponding maximum payment at maturity will be $1,075.00 per Security.

If the basket return is negative and the final basket level is less than the downside threshold, UBS will pay you an amount in cash per Security that is less than your principal amount equal to:

$1,000 x [1 + (Basket Return + Buffer)]

In this scenario, you will suffer a percentage loss on your initial investment equal to the percentage that the final basket level is less than the initial basket level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

Investing in the Securities involves significant risks. You may lose some or almost all of your initial investment. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

3

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the underlying basket or in any of the basket assets. Some of the key risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦	Risk of loss at maturity — The Securities differ from ordinary debt securities in that UBS will not necessarily repay the principal amount of the Securities. If the basket return is negative and the final basket level is less than the downside threshold, you will lose a percentage of your principal amount equal to the percentage that the final basket level is less than the initial basket level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.
♦	The contingent repayment of principal applies only if you hold your Securities to maturity — You should be willing to hold your Securities to maturity. The contingent repayment of principal by the issuer is available only if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the then-current level of the underlying basket is equal to or greater than the downside threshold.
♦	The upside gearing feature applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the upside gearing, and the percentage return you realize may be less than the then-current basket return multiplied by the upside gearing, even if such return is positive and does not exceed the maximum gain. You can receive the full benefit of the upside gearing, subject to the maximum gain, only if you hold your Securities to maturity.
♦	The absolute basket return feature applies only at maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the price you receive will likely not reflect the full economic value of the absolute basket return multiplied by the downside participation rate, and the percentage return you realize may be less than the then-current absolute basket return multiplied by the downside participation rate, even if the then-current level of the underlying basket is less than the initial basket level and equal to or greater than the downside threshold. You can receive the full benefit of the absolute basket return multiplied by the downside participation rate only if you hold your Securities to maturity.
♦	Your potential return on the Securities from any positive basket return is limited to the maximum gain — The potential return on the Securities from any positive basket return is limited to the maximum gain. Therefore, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain and your return on the Securities may be less than it would be in a hypothetical direct investment in the underlying basket or the basket assets.
♦	If the final basket level is less than the initial basket level and equal to or greater than the downside threshold, your potential positive return on the Securities will be limited by the downside participation rate, which is less than 1.0, and the downside threshold — If the final basket level is less than the initial basket level and equal to or greater than the downside threshold, your potential return of the Securities will be limited to the absolute basket return multiplied by the downside participation rate, which is less than 1.0. If the final basket level is less than the initial basket level and equal to or greater than the downside threshold, you will be exposed on a leveraged basis of less than 1.0 to the absolute basket return. Specifically, for each 1% increase in the absolute basket return you will gain only 0.50% of your initial investment, and due to the downside threshold the percentage return on your initial investment will be effectively capped at 7.50%. If the final basket level is less than the downside threshold, you will not benefit from the depreciation of the underlying basket, and you will instead suffer a percentage loss on your initial investment equal to the percentage that the final basket level is less than the initial basket level in excess of the buffer and could lose almost all of your initial investment.
♦	No interest payments — UBS will not pay any interest with respect to the Securities.
♦	Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of UBS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’ actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.
♦	Correlation (or lack of correlation) among the basket assets may adversely affect your return on the Securities — “Correlation” is a measure of the degree to which the returns of a pair of assets are similar to each other over a given period in terms of timing and direction. Movements in the levels of the basket assets may not correlate with each other. At a time when the value of a basket asset increases in value, the value of another basket asset may not increase as much, or may even decline in value. Therefore, in calculating the underlying basket’s performance on the final valuation date, an increase in the value of one basket asset may be moderated, wholly offset or reversed by a lesser increase or by a decline in the value of another basket asset. Further, high correlation of movements in the values of the basket assets could adversely affect your return on the Securities during periods of negative performance of the basket assets. Changes in the correlation of the basket assets may adversely affect the market value of, and any amounts payable on, your Securities.
♦	Greater expected volatility generally indicates an increased risk of loss at maturity — “Volatility" refers to the frequency and magnitude of changes in the level of the basket assets and therefore, the underlying basket. The greater the expected volatility of the underlying basket as of the strike date, the greater the expectation is as of the date that the final basket level of the underlying basket could be less than the downside threshold and, as a consequence, indicates an increased risk of loss. However, the underlying basket's volatility can change significantly over the term of the Securities, and a relatively lower downside threshold may not necessarily indicate that the Securities have a greater likelihood of a return of principal at maturity. You should be willing to accept the downside market risk of the underlying basket and the potential to lose some or almost all of your initial investment.

4

♦	The underlying basket is unequally weighted, and changes in the values of the basket assets may offset each other — The underlying basket is unequally weighted; thus, an increase in the level of one or more basket assets may be offset by a smaller increase or a decline in the level of one or more other basket assets. As a result, unfavorable performance by relatively few of the baskets on the final valuation date could cause the final basket level to be less than the downside threshold, even if the other basket assets perform favorably on the final valuation date.
♦	Market risk — The return on the Securities, which may be negative, is directly linked to the performance of the underlying basket (and, therefore, the performance of the basket assets) and will depend on whether, and the extent to which, the basket return is positive or negative. The level of the basket assets (and, therefore, the level of the underlying basket) can rise or fall sharply due to factors specific to that basket asset and the issuers of the basket assets (each a “basket asset issuer”, together the “basket asset issuers”), such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. Recently, the coronavirus infection has caused volatility in the global financial markets and a slowdown in the global economy. Coronavirus or any other communicable disease or infection may adversely affect the basket asset issuers and, therefore, the basket assets and the performance of the underlying basket. You, as an investor in the Securities, should make your own investigation into the basket asset issuers and the basket assets for your Securities. For additional information regarding the basket asset issuers, please see “Information about the Basket and the Basket Assets” in this document and the basket asset issuers’ SEC filings referred to in that section. We urge you to review financial and other information filed periodically by the applicable basket asset issuer with the SEC.
♦	Fair value considerations.
o	The issue price you pay for the Securities will exceed their estimated initial value — The issue price you pay for the Securities will exceed their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we will determine the estimated initial value of the Securities by reference to our internal pricing models and it will be set forth in the pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level and volatility of the basket assets, any expected dividends on the basket assets, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date will be less than the issue price you pay for the Securities.
o	The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “—Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in any secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We determined the economic terms of the Securities on the strike date, and we may also have hedged our obligations, at least in part, prior to pricing the Securities on the strike date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.
♦	Limited or no secondary market and secondary market price considerations.
o	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. Furthermore, there can be no assurance that a secondary market for the Securities will develop. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.
o

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal

5

pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)”. Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
o	Economic and market factors affecting the terms and market price of Securities prior to maturity — Because structured notes, including the Securities, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Securities at issuance and the market price of the Securities prior to maturity. These factors include the levels of the basket assets; the volatility of the basket assets; any dividends paid on the basket assets; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the availability of comparable instruments; the creditworthiness of UBS; the then current bid-ask spread for the Securities. These and other factors are unpredictable and interrelated and may offset or magnify each other.
o

Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦	The Securities are subject to risks associated with the industrial sector — The underlying basket is comprised primarily of the stocks of companies in the industrial sector. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Transportation securities, a component of the industrial sector, are cyclical and have occasional sharp price movements which may result from changes in the economy, fuel prices, labor relations and agreements, technology developments, exchange rates, insurance costs, industry competition and government regulation.
♦	Owning the Securities is not the same as owning the basket assets and the absolute basket return feature is not the same as taking a short position directly in the basket assets — The return on your Securities may not reflect the return you would realize if you actually owned the basket assets. For instance, you will not benefit from any positive basket return in excess of an amount that, when multiplied by the upside gearing, exceeds the maximum gain. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the basket assets during the term of the Securities, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your Securities. In addition, as an owner of the Securities, you will not have voting rights or any other rights that a holder of the basket assets may have. Additionally, the return on your Securities will not reflect the return you would realize if you actually took a short position directly in the basket assets insofar as (i) any participation in the absolute basket return will be reduced by the downside participation rate, which is less than 1.0, and (ii) you will lose some or almost all of your stated principal amount if the final basket level is less than the downside threshold. In addition, to maintain a short position in the basket assets, you would have to pay dividend payments (if any) to the entity that lends you the basket assets for your short sale, and you could receive certain interest payments (the short interest rebate) from the lender.
♦	There can be no assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying basket will rise or fall and there can be no assurance that the final basket level of the underlying basket will be equal to or greater than the initial basket level or downside threshold. The final basket level of the underlying basket will be influenced by complex and interrelated political, economic, financial and other factors that affect the basket asset issuers. You should be willing to accept the risks of owning equities in general and the basket assets in particular, and the risk of losing some or almost all of your initial investment.
♦	The calculation agent can make antidilution and reorganization adjustments that affect the payment to you at maturity — For antidilution and reorganization events affecting a basket asset, the calculation agent may make adjustments to its initial asset level, or closing asset level, as applicable, and any other term of the Securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect a basket asset. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Securities and your payment at maturity may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or herein as necessary to achieve an equitable result. Following certain reorganization events relating to any basket asset issuer where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the equity security of a successor to such basket asset issuer in combination with any cash or any other assets distributed to holders of the basket asset in such reorganization event. If such basket asset issuer becomes subject to (i) a reorganization event whereby the basket asset is exchanged solely for cash, (ii) a merger or consolidation with UBS or any of its affiliates or (iii) the basket asset is delisted or otherwise suspended from trading, the amount you receive at maturity may be based on a substitute security. The occurrence of any antidilution or

6

reorganization event and the consequent adjustments may materially and adversely affect the value of the Securities and your payment at maturity. For more information, see the sections “General Terms of the Securities — Antidilution Adjustments for Securities Linked to an Underlying Equity or Equity Basket Asset” and “— Reorganization Events for Securities Linked to an Underlying Equity or Equity Basket Asset” in the accompanying product supplement.
♦	There is no affiliation between any basket asset issuer and UBS, and UBS is not responsible for any disclosure by such issuers — We are not affiliated with any basket asset issuer. However, we and our affiliates may currently, or from time to time in the future engage in business with one or more basket asset issuer. However, we are not affiliated with any such issuer and are not responsible for such issuers' public disclosure of information, whether contained in SEC filings or otherwise. You, as an investor in the Securities, should conduct your own investigation into each basket asset and basket asset issuer. No basket asset issuer is involved in the Securities offered hereby in any way and has an obligation of any sort with respect to your Securities. No basket asset issuer has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of, and any amounts payable on, your Securities.
♦	Potential UBS impact on the basket assets — Trading or transactions by UBS or its affiliates in any basket asset, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of any basket asset may adversely affect the market price of that basket asset (and, therefore, the performance of the underlying basket) and, therefore, the market value and the amount payable at maturity of the Securities.
♦	Potential conflict of interest — UBS and its affiliates may engage in business with a basket asset issuer, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent can postpone the determination of the closing asset levels or the final basket level on the final valuation date if a market disruption event occurs and is continuing on that day. As UBS determines the economic terms of the Securities, including the maximum gain, upside gearing, downside threshold, buffer and downside participation rate and such terms include the underwriting discount, hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

Additionally, UBS and its affiliates act in various capacities with respect to the Securities, including as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, and any other third-party dealers, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of, and any amounts payable on, the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying basket to which the Securities are linked.
♦	The Securities are not bank deposits — An investment in the Securities carries risks which are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.
♦	If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder — The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfill the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’ assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’ debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital; second, all other claims not excluded by law from a debt-to-equity swap (other than deposits); and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in
7

respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’ obligations under the Securities. Consequently, holders of Securities may lose all or some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated or how it would be funded.
♦	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of the Securities?” herein and “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement.

8

Hypothetical Examples and Return Table of the Securities at Maturity

The below examples and table are based on hypothetical terms. The actual terms were set on the strike date and are indicated on the cover hereof.

The examples and table below illustrate the Payment at Maturity for a $1,000 Security on a hypothetical offering of the Securities, with the following assumptions (amounts may have been rounded for ease of analysis):

Term:	Approximately 3 years

Initial Basket Level:	100

Downside Threshold:	85.00 (85% of the Initial Basket Level)

Upside Gearing:	2.00

Buffer:	15%

Maximum Gain	44.00%

Downside Participation Rate:	0.50

Range of Basket Return:	-100% to 40%

Example 1: The Basket Return is 5%.

Because the basket return is positive and, when multiplied by the upside gearing, is less than the maximum gain, the payment at maturity per Security will be calculated as follows:

$1,000 × (1 + the lesser of (a) 5.00% × 2.00 and (b) 44.00%)
= $1,000 x (1 + 10.00%)
= $1,010 per Security (a 10.00% total return).

Example 2: The Basket Return is 30%.

Because the basket return is positive and, when multiplied by the upside gearing, is greater than the maximum gain, the payment at maturity will be calculated as follows:

$1,000 × (1 + the lesser of (a) 30.00% × 2.00 and (b) 44.00%)
= $1,000 x (1 + 44.00%)
= $1,440 per Security (a 44.00% total return).

Example 3: The Basket Return is 0%.

Because the basket return is zero and the final basket level is equal to or greater than the downside threshold, the payment at maturity per Security will be calculated as follows:

$1,000 × [1 + (Absolute Basket Return x Downside Participation Rate)]
= $1,000 x [1 + (|0.00%| x 0.50)]
= $1,000 x 1.00
= $1,000 per Note (a 0.00% total return).

Example 4: The Basket Return is -10% and the Final Basket Level is equal to or greater than the Downside Threshold.

Because the basket return is negative and the final basket level is equal to or greater than the downside threshold, the payment at maturity per Security will be calculated as follows:

$1,000 × [1 + (Absolute Basket Return x Downside Participation Rate)]
= $1,000 x [1 + (|-10.00%| x 0.50)]
= $1,000 x 1.05
= $1,050 per Note (a 5.00% total return).

Example 5: The Basket Return is -60% and the Final Basket Level is less than the Downside Threshold.

Because the basket return is negative and the final basket level is less than the downside threshold, the payment at maturity per Security will be less than the principal amount, calculated as follows:

$1,000 × [1 + (-60.00% + 15.00%)]
= $1,000 × (1 + -45.00%)
= $550 per Security (a 45.00% loss).

In this scenario, you will suffer a percentage loss on your initial investment in an amount that is equal to the percentage that the final basket level is less than the initial basket level in excess of the buffer and, in extreme situations, you could lose almost all of your initial investment.

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Underlying Basket		Payment and Return at Maturity
Final Basket Level	Basket Return(1)	Payment at Maturity	Security Total Return at Maturity
150.00	50.00%	$1,440.00	44.00%
140.00	40.00%	$1,440.00	44.00%
130.00	30.00%	$1,440.00	44.00%
122.00	22.00%	$1,440.00	44.00%
120.00	20.00%	$1,400.00	40.00%
115.00	15.00%	$1,300.00	30.00%
110.00	10.00%	$1,200.00	20.00%
105.00	5.00%	$1,100.00	10.00%
100.00	0.00%	$1,000.00	0.00%
97.50	-2.50%	$1,012.50	1.25%
95.00	-5.00%	$1,025.00	2.50%
92.50	-7.50%	$1,037.50	3.75%
90.00	-10.00%	$1,050.00	5.00%
85.00	-15.00%	$1,075.00	7.50%
80.00	-20.00%	$950.00	-5.00%
70.00	-30.00%	$850.00	-15.00%
60.00	-40.00%	$750.00	-25.00%
50.00	-50.00%	$650.00	-35.00%
40.00	-60.00%	$550.00	-45.00%
30.00	-70.00%	$450.00	-55.00%
20.00	-80.00%	$350.00	-65.00%
10.00	-90.00%	$250.00	-75.00%
0.00	-100.00%	$150.00	-85.00%
(1)	The basket return excludes any cash dividend payments made on the basket assets.

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Information About the Underlying Basket and the Basket Assets

All disclosures contained in this document regarding the underlying basket and basket assets is derived from publicly available information. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying basket and basket assets. You should make your own investigation into the underlying basket and basket assets.

Included on the following pages is a brief description of the underlying basket and basket asset issuers. This information has been obtained from publicly available sources. Set forth below are graphs that illustrate the past performance for each basket asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the basket assets as an indication of future performance.

Each basket asset is registered under the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the Investment Company Act of 1940, each as amended. Companies with securities registered with the SEC are required to file financial and other information specified by the SEC periodically. Information filed by each basket asset issuer with the SEC can be reviewed electronically through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information filed with the SEC by each basket asset issuer can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

The Underlying Basket

Because the underlying basket is a newly created basket and its level began to be calculated only on the strike date, there is no actual historical information about the basket closing levels as of the date hereof. Therefore, the hypothetical basket closing levels of the underlying basket below are calculated based on publicly available information for each basket asset as reported by Bloomberg without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The hypothetical basket closing level has fluctuated in the past and may, in the future, experience significant fluctuations. The actual initial basket level was set to 100.00 on the strike date. Any hypothetical historical upward or downward trend in the basket closing level during any period shown below is not an indication that the underlying basket is more or less likely to increase or decrease at any time during the term of the Securities.

Hypothetical Historical Basket Levels

The graph below illustrates the hypothetical performance of the underlying basket from January 1, 2015 through August 19, 2020, based on the daily closing levels of the basket assets. Past hypothetical performance of the underlying basket is not indicative of the future performance of the underlying basket.

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FedEx Corporation

According to publicly available information, FedEx Corporation (“FedEx”) provides a portfolio of transportation, e-commerce and business services through companies competing collectively, operating independently and managed collaboratively, under the FedEx brand. Information filed by FedEx with the SEC can be located by reference to its SEC file number: 001-15829, or its CIK Code: 0001048911. FedEx’s website is fedex.com. FedEx’s common stock is listed on the New York Stock Exchange under the ticker symbol “FDX”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of FedEx’s common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

12

United Parcel Service, Inc.

According to publicly available information, United Parcel Service, Inc. (“UPS”) is a package delivery company that provides logistics services for the global market. Information filed by UPS with the SEC can be located by reference to its SEC file number: 001-15451, or its CIK Code: 0001090727. UPS’s website is ups.com. UPS’s common stock is listed on the New York Stock Exchange under the ticker symbol “UPS”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of UPS’ common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

13

CSX Corporation

According to publicly available information, CSX Corporation (“CSX”) is a transportation company providing rail-based transportation services including traditional rail service, the transport of intermodal containers Along with other transportation services such as rail-to-truck transfer and bulk commodity operations. Information filed by CSX with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08022, or its CIK Code: 0000277948. CSX’s website is csx.com. CSX’s common stock is listed on the Nasdaq Global Select Market under the ticker symbol “CSX”.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of CSX’s common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

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Kansas City Southern

According to publically available information, Kansas City Southern ("KCS") is a holding company with domestic and international rail operations that are focused on the north/south freight corridor connecting commercial and industrial markets in the central United States with industrial cities in Mexico. Information filed by KCS with the SEC can be located by reference to its SEC file number: 001-04717, or its CIK Code: 0000054480. KCS's website is kcsouthern.com. KCS's common stock is listed on the New York Stock Exchange under the ticker symbol "KSU".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of KCS' common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

15

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation ("Norfolk Southern") is primarily engaged in the rail transportation of raw materials, intermediate products, and finished goods primarily in the Southeast, East, and Midwest and, via interchange with rail carriers, to and from the rest of the United States. Information filed by Norfolk Southern with the SEC can be located by reference to its SEC file number: 001-08339, or its CIK Code: 0000702165. Norfolk Southern's website is nscorp.com. Norfolk Southern's common stock is listed on the New York Stock Exchange under the ticker symbol "NSC."

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Norfolk Southern's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

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Union Pacific Corporation

According to publicly available information, Union Pacific Corporation ("Union Pacific") is the principal operating company of Union Pacific Corporation that provides rail transportation for various industries. Information filed by Union Pacific with the SEC can be located by reference to its SEC file number: 001-06075, or its CIK Code: 0000100885. Union Pacific's website is up.com. Union Pacific's common stock is listed on the New York Stock Exchange under the ticker symbol "UNP".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Union Pacific's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

17

Ryder System, Inc.

According to publicly available information, Ryder System, Inc. ("Ryder") is a transportation and supply chain management solutions company. Information filed by Ryder with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-04364, or its CIK Code: 0000085961. Ryder's common stock is listed on the New York Stock Exchange under the ticker symbol "R".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Ryder's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

18

C.H. Robinson Worldwide, Inc.

According to publicly available information, C.H. Robinson Worldwide, Inc. ("C.H. Robinson") is a third party logistics company that provides freight transportation services and logistics solutions. Information filed by C.H. Robinson with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-23189, or its CIK Code: 0001043277. C.H. Robinson's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "CHRW".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of C.H. Robinson's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

19

Expeditors International of Washington, Inc.

According to publicly available information, Expeditors International of Washington, Inc. ("Expeditors International") is a third party logistics provider involved in the movement of goods. Information filed by Expeditors International with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-13468, or its CIK Code: 0000746515. Expeditors International's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "EXPD".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Expeditors International's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

20

J.B. Hunt Transport Services, Inc.

According to publicly available information, J.B. Hunt Transport Services, Inc. ("JBHT") is a surface transportation, delivery, and logistics company. Information filed by JBHT with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-11757, or its CIK Code: 0000728535. JBHT's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "JBHT".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of JBHT's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

21

Kirby Corporation

According to publicly available information, Kirby Corporation ("Kirby") operates tank barges in the United States which transport petrochemicals, black oil, refined petroleum products and agricultural chemicals. Information filed by Kirby with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-07615, or its CIK Code: 0000056047. Kirby's common stock is listed on the New York Stock Exchange under the ticker symbol "KEX".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Kirby's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

22

Landstar System, Inc.

According to publicly available information, Landstar System, Inc. ("Landstar") provides integrated transportation management solutions. Information filed by Landstar with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-21238, or its CIK Code: 0000853816. Landstar's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "LSTR".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Landstar's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

23

Matson, Inc.

According to publicly available information, Matson, Inc. ("Matson") is a holding company which, through its subsidiaries, provides ocean transportation and logistics services. Information filed by Matson with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-34187, or its CIK Code: 0000003453. Matson's common stock is listed on the New York Stock Exchange under the ticker symbol "MATX".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Matson's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

24

XPO Logistics, Inc.

According to publicly available information, XPO Logistics, Inc. ("XPO") is a provider of supply chain transportation and logistics services. Information filed by XPO with the SEC can be located by reference to its SEC file number: 001-32172, or its CIK Code: 0001166003. XPO's website is xpo.com. XPO's common stock is listed on the New York Stock Exchange under the ticker symbol "XPO".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of XPO's common stock from June 14, 2012 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

25

American Airlines Group Inc.

According to publicly available information, American Airlines Group Inc. ("American") is a holding company that, through its subsidiaries, operates a network carrier, providing scheduled air transportation for passengers and cargo. On December 9, 2013, AMR Corporation ("AMR"), then the parent company of American Airlines, Inc., and its subsidiaries consummated their Chapter 11 reorganization and merged with US Airways Group, Inc, which subsequently merged with and into American. Immediately following the emergence from bankruptcy and the merger, AMR changed its name to American Airlines Group Inc. On December 9, 2013, American's common stock started trading on the Nasdaq Global Select Market under the symbol "AAL." American's website is aa.com. Information filed by American with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08400, or its CIK Code: 0000006201.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of American's common stock from December 9, 2013 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

26

Delta Air Lines, Inc.

According to publicly available information, Delta Air Lines, Inc. ("Delta") provides scheduled air transportation for passengers and cargo throughout the United States and around the world. Information filed by Delta Air Lines, Inc. with the SEC can be located by reference to its SEC file number: 001-05424, or its CIK Code: 0000027904. Delta's website is delta.com. Delta's common stock is listed on the New York Stock Exchange under the ticker symbol "DAL".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Delta's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

27

Southwest Airlines Co.

According to publicly available information, Southwest Airlines Co. ("Southwest Airlines") is a passenger airline that provides scheduled air transportation in the United States and near-international markets. Information filed by Southwest Airlines with the SEC can be located by reference to its SEC file number: 001-07259, or its CIK Code: 0000092380. Southwest Airlines' common stock is listed on the New York Stock Exchange under the ticker symbol "LUV".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Southwest Airlines' common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

28

Alaska Air Group, Inc.

According to publicly available information Alaska Air Group, Inc. ("Alaska Group") operates Alaska Airlines, Inc., Virgin America Inc., Horizon Air Industries, Inc. and its wholly owned subsidiary, McGee Air Services, together with its regional partner airlines, serves a range of destinations including in the United States, Mexico, Canada and Costa Rica. Information filed by Alaska Group with the SEC can be located by reference to its SEC file number: 001-08957, or its CIK Code: 0000766421. Alaska Group's website is alaskaair.com. Alaska Group's common stock is listed on the New York Stock Exchange under the ticker symbol "ALK".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of Alaska Group's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

29

JetBlue Airways Corporation

According to publicly available information, JetBlue Airways Corporation ("JetBlue") is a passenger carrier airline that provides air transportation services across various destinations in the United States, the Caribbean and Latin America. Information filed by JetBlue with the SEC can be located by reference to its SEC file number: 000-49728, or its CIK Code: 0001158463. JetBlue's website is jetblue.com. Jet Blue's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "JBLU".

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of JetBlue's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

30

United Airlines Holdings, Inc.

According to publicly available information, United Airlines Holdings, Inc. ("UAL") is a holding company that, through its principal wholly-owned subsidiary United Airlines, Inc. and other consolidated subsidiaries, transports people and cargo through its United States and international operations. Information filed by UAL with the SEC can be located by reference to its SEC file number: 001-06033 or its CIK Code: 0000100517. UAL's common stock is listed on the Nasdaq Global Select Market under the ticker symbol "UAL."

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the basket asset.

Historical Information

The graph below illustrates the performance of UAL's common stock from January 1, 2010 through August 19, 2020, based on the daily closing levels as reported by Bloomberg, without independent verification. UBS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. Past performance of the basket asset is not indicative of the future performance of the basket asset during the term of the Securities.

31

What Are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury Department (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your Securities as prepaid derivative contracts with respect to the underlying basket. If your Securities are so treated, you should generally recognize gain or loss upon the taxable disposition of your Securities in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

Based on certain factual representations received from us, our counsel, Cadwalader, Wickersham & Taft LLP, is of the opinion that it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, including the section “—Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement. There may also be a risk that the IRS could assert that the Securities should not give rise to long-term capital gain or loss because the Securities offer, at least in part, short exposure to the underlying basket.

Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences”, including the section “— Securities Treated as Prepaid Derivatives or Prepaid Forwards”, in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to Notice 2008-2, the IRS and the Treasury are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, or certain trusts are subject to an additional 3.8% tax on all or a portion of their "net investment income," which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own "specified foreign financial assets" in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and "FATCA", discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any basket asset issuer would be treated as a "United States real property holding corporation" ("USRPHC") within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If the basket asset issuer and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds

32

from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisor regarding the potential treatment of any basket asset issuer for their Securities as a USRPHC and the Securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2018. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2023.

Based on our determination that the Securities are not “delta-one” with respect to the underlying basket or any basket asset, our counsel is of the opinion that the Securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made upon issuance of the Securities. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after issuance, it is possible that your Securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying basket or your Securities, and following such occurrence your Securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Securities under these rules if you enter, or have entered, into certain other transactions in respect of the underlying basket, the basket assets or the Securities. If you enter, or have entered, into other transactions in respect of the underlying basket, basket assets or the Securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situation, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction.

33

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We will agree to sell to UBS Securities LLC, and UBS Securities LLC will agree to purchase, all of the Securities at the issue price to the public less an underwriting discount of up to the amount indicated on the cover hereof. UBS Securities LLC intends to resell the Securities to one or more third-party dealers at a discount from the issue price to public equal to the full underwriting discount received. Certain of such third-party dealers may resell the Securities to other securities dealers at the issue price to the public less an underwriting discount of up to the underwriting discount indicated on the cover hereof. The underwriting discount per Security is variable and will fluctuate depending on market conditions at the time UBS establishes its hedge on or prior to the trade date. The total underwriting discount and proceeds to UBS, which will be disclosed in the final pricing supplement, will reflect the total amount of the underwriting discount.

Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS' internal valuation - The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC's or any affiliate's customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates intend, but are not required, to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see "Key Risks - Fair value considerations" and "Key Risks - Limited or no secondary market and secondary market price considerations" herein.

Prohibition of Sales to EEA Retail Investors — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

34

You should rely only on the information incorporated by reference or provided in this preliminary pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this preliminary pricing supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Preliminary Pricing Supplement

Investment Description	i
Features	i
Key Dates	i
Security Offering	i
Additional Information about UBS and the Securities	ii
Investor Suitability	1
Preliminary Terms	2
Investment Timeline	3
Key Risks	4
Hypothetical Examples and Return Table of the Securities at Maturity	9
Information About the Underlying Basket and the Basket Assets	11
What are the Tax Consequences of the Securities?	32
Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)	34

Product Supplement

Product Supplement Summary	PS-1
Specific Terms of Each Security Will Be Described in the Applicable Supplements	PS-1
The Securities are Part of a Series	PS-1
Denomination	PS-2
Coupons	PS-2
Early Redemption	PS-3
Payment at Maturity for the Securities	PS-3
Defined Terms Relating to Payment on the Securities	PS-4
Valuation Dates	PS-5
Valuation Periods	PS-6
Payment Dates	PS-6
Closing Level	PS-7
Intraday Level	PS-7
What are the Tax Consequences of the Securities?	PS-8
Risk Factors	PS-9
General Terms of the Securities	PS-29
Use of Proceeds and Hedging	PS-52
Material U.S. Federal Income Tax Consequences	PS-53
Certain ERISA Considerations	PS-75
Supplemental Plan of Distribution (Conflicts of Interest)	PS-76

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	11
Use of Proceeds	12
Description of Debt Securities We May Offer	13
Description of Warrants We May Offer	33
Legal Ownership and Book-Entry Issuance	48
Considerations Relating to Indexed Securities	53
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	56
U.S. Tax Considerations	59
Tax Considerations Under the Laws of Switzerland	70
Benefit Plan Investor Considerations	72
Plan of Distribution	74
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$•

UBS AG Capped Contingent Absolute Return Buffer GEARS due August 24, 2023

Amendment No. 1 Dated August 20, 2020

to the Preliminary Pricing Supplement dated August 20, 2020

(To Product Supplement dated October 31, 2018

and Prospectus dated October 31, 2018)

UBS Investment Bank

UBS Securities LLC